030 Putnam NY Tax Exempt Income Fund attachment
11/30/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	57,462
Class B	4,461
Class C	251

72DD2	(000s omitted)

Class M	 94

73A1

Class A	0.394022
Class B	0.33584
Class C	0.322661

73A2

Class M	0.36832

74U1	(000s omitted)

Class A	149,725
Class B	17,734
Class C	1,222

74U2	(000s omitted)

Class M	434

74V1

Class A	8.93
Class B	8.91
Class C	8.93

74V2

Class M	8.94